UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2021
TRICIDA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38558	46-3372526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
7000 Shoreline Court
Suite 201
South San Francisco, CA 94080
(Address of principal executive offices) (Zip Code)
(415) 429-7800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	TCDA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 1.02	Termination of a Material Definitive Agreement.
On March 12, 2021, Tricida, Inc. (the “Company”), as borrower, voluntarily prepaid in full all outstanding indebtedness, fees and other obligations and terminated all commitments and obligations (other than contingent obligations that expressly survive the termination thereof) under its Loan and Security Agreement, dated as of February 28, 2018 (as amended to date, the “Loan Agreement,”), between the Company and Hercules Capital, Inc., as administrative agent (in such capacity, the “Agent”), and each of the financial institutions party thereto as lenders (the “Lenders”). The Company’s total payment to the Agent and Lenders under the Loan Agreement was approximately $83,493,750, including fees in the amount of $8,282,500 due, pursuant to the terms of the Loan Agreement, no later than the date of repayment of all obligations thereunder, which satisfies all of the Company’s obligations due and owing thereunder. Under the terms of the Loan Agreement, no early termination penalty was payable as a result of such prepayment and termination as of such date.

Item 7.01	Regulation FD Disclosure.
The Company determined it was in its financial best interests to retire the borrowings under the Loan Agreement to eliminate the related interest expense as it optimizes its financial runway. The Company currently projects that its financial resources are sufficient to fund its operations until late 2022.
The information included under Item 7.01 of this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, (the "Securities Act"), or the Exchange Act, except as expressly set forth by specific reference in such filing.
Forward Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations concerning matters that are not historical facts. Words such as “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” and similar words and expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements related to Company projections regarding its financial resources being sufficient to fund operations until late 2022. These and other factors that may affect our future business prospects, results and operations are identified and described in more detail in our filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report filed on Form 10-K. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2021	TRICIDA, INC.

	By:	/s/ Geoffrey M. Parker
	Name:	Geoffrey M. Parker
	Title:	Chief Operating Officer, Chief Financial Officer and Executive Vice President